Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (“Amendment”) is made and entered into effective as of February 5, 2021, by and between Continental 830 Nash LLC, a Delaware limited liability company, as to an undivided 66% interest, and Continental Rosecrans Aviation L.P., a California limited partnership, as to an undivided 34% interest, as tenants in common (“Lessor”), and Fisker Group Inc. (f/k/a Fisker Inc.), a Delaware corporation (“Lessee”). Lessor and Lessee are hereinafter sometimes individually referred to as “Party,” or collectively referred to as “Parties.”

W I T N E S S E T H :

WHEREAS, Lessor and Lessee entered into that certain Lease Agreement (“Lease”) dated October 2, 2020, whereby Lessor leased to Lessee and Lessee leased from Lessor that certain three-story office building located at 1888 Rosecrans Avenue, Manhattan Beach, California, together with all improvements therein and appurtenances thereto (“Premises”). Unless otherwise defined in this Amendment, all capitalized terms have the meanings ascribed to them in the Lease; and

WHEREAS, Lessor and Lessee are desirous of amending the Lease by this First Amendment to Lease Agreement in the manner set forth below,

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, and for other good and valuable consideration, it is agreed as follows:

1. NAME CHANGE

On or about October 25, 2020, Fisker Inc. merged with and into a subsidiary of Spartan Energy Acquisition Corp., which company was subsequently renamed Fisker Group Inc. Accordingly, the Parties agree that all references hereafter to Lessee shall be references to “Fisker Group Inc., a Delaware corporation.”

2. RENTABLE SQUARE FOOTAGE OF THE BUILDING/PREMISES

Section 1.1(f) of the Lease shall be deleted in its entirety, and the following Section 1.1(f) shall be inserted in place and stead thereof:

“(f) Deemed Rentable Square Footage of the Building / Premises. 78,540 rentable square feet. The rentable square footage of the Building/Premises shall not be subject to change even if an error in the calculation of the square footage is discovered or if standards for the measurement of office buildings change in the future.”

3. TERM

The first sentence of Section 1.1(i) of the Lease shall be deleted in its entirety, and the following sentence shall be inserted in place and stead thereof:

“The Lease Term shall be sixty-nine (69) months following the Commencement Date (the “Term”).”

4. COMMENCEMENT DATE

Section 1.1(j) of the Lease shall be deleted in its entirety, and the following Section 1.1(j) shall be inserted in place and stead thereof:

“(j) Commencement Date: February 1, 2021. Lessee shall have early access to the Premises, at no charge, from the Early Delivery Date, subject to Lessee complying with all terms, conditions, covenants, rules and regulations of the Lease (other than payment of Rent) as of the date Lessee first occupies the Premises, including, but not limited to, the Article 14 insurance requirements and the Section 14.1 and Section 35.15(e) indemnity protections.”

5. BASE RENTAL

Section 1.1(k) of the Lease shall be deleted in its entirety, and the following Section 1.1(k) shall be inserted in place and stead thereof:

“(k) Base Rental: Lessee shall not be charged any Base Rental from the Early Delivery Date through the day preceding the Commencement Date. Subject to Section 3.1 and Section 3.3 below, commencing on the Commencement Date and continuing through the expiration of the Term, Lessee’s Base Rental shall be as follows:

From February 1, 2021 through April 30, 2021:	$0.00 per month;
From May 1, 2021 through October 31, 2021:	$294,525.00 per month;
From November 1, 2021 through October 31, 2022:	$303,360.75 per month;
From November 1, 2022 through October 31, 2023:	$312,461.57 per month;
From November 1, 2023 through October 31, 2024:	$321,835.42 per month;
From November 1, 2024 through October 31, 2025:	$331,490.48 per month;	and
From November 1, 2025 through October 31, 2026:	$341,435.19 per month.”

Section 3.1 of the Lease shall be deleted in its entirety, and the following Section 3.1 shall be inserted in place and stead thereof:

“Section 3.1 Payment of Base Rental. Lessee shall pay the Base Rental, in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month during the entire Term. Lessee has paid and Lessor acknowledges receipt of Lessee’s advanced payment of Rent in the amount of Five Hundred Forty-Five Thousand Four Hundred Thirty-Two Dollars and Six Cents ($545,432.06), which amount shall automatically be applied to the payments of Base Rental next due and payable by Lessee under the Lease.”

Section 3.3 of the Lease shall be deleted in its entirety, and the following Section 3.3 shall be inserted in place and stead thereof:

“Section 3.3 Base Rental Abatement. Provided that Lessee is not then in default under this Lease (beyond any applicable notice and cure period), Lessee shall be entitled to an abatement of the Base Rental due under this Lease for the period of February 1, 2021 through April 30, 2021 (i.e., the first three (3) months of the Term) (the “Abated Base Rent”). Lessee acknowledges that the foregoing Base Rental abatement right has been granted to Lessee as additional consideration for entering into this Lease and for agreeing to pay the Rent and perform the other terms and conditions required under this Lease. Accordingly, if Lessee shall be in default under this Lease and shall fail to cure such default within the time, if any, permitted for cure under this Lease, then Lessee’s rights to further abatement of Base Rental provided herein shall automatically be suspended until such time as the default has been cured (“Abated Base Rent Suspension Period”). If and when Lessee cures the default giving rise to the Abated Base Rent Suspension Period, Lessee shall receive a credit against the payment of Base Rental next falling due in the amount equal to the Abated Base Rent suspended during the Abated Base Rent Suspension Period. If Lessee’s right to receive a credit for the Abated Base Rent occurs during a period when Base Rental is abated pursuant to another provision of this Lease (“Overlap Period”), Lessee’s right to receive the Abated Base Rent shall be suspended until Lessee’s right to receive abated Base Rental pursuant to another provision of this Lease ceases and Lessee, subject to the provisions of the immediately preceding sentence, shall receive a credit against the payment of Base Rental next falling due in the amount equal to the Abated Base Rent suspended pursuant to this sentence.”

6. LESSOR CONSTRUCTION ALLOWANCE

Section 1.1(q) of the Lease shall be deleted in its entirety, and the following Section 1.1(q) shall be inserted in place and stead thereof:

“(q) Lessor’s Construction Allowance: One Million Six Hundred Forty-Nine Thousand Three Hundred Forty Dollars ($1,649,340.00) ($21.00 per rentable square foot of Premises), subject to the provisions of the Construction Work Letter.”

Exhibit “C” (Construction Work Letter) attached to the Lease shall be amended as set forth on Exhibit “A” to this Amendment.

7. PARKING

Exhibit H of the Lease shall be deleted in its entirety, and the following shall be inserted in place and stead thereof:

EXHIBIT “H”

PARKING RATES

YEAR	Unreserved Rate/Stall/Month
February 1, 2021 to January 31, 2022	$0.00
February 1, 2022 to October 31, 2022	$95.00
November 1, 2022 to October 31, 2023	$97.85
November 1, 2023 to October 31, 2024	$100.79
November 1, 2024 to October 31, 2025	$103.81
November 1, 2025 to October 31, 2026	$106.92

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8. BROKERAGE

Lessor and Lessee represent to the other Party that neither Lessor nor Lessee has dealt with any broker in connection with this modification of the Lease, and that insofar as Lessor or Lessee knows, no broker negotiated this modification of Lease or is entitled to any commission in connection therewith.

9. GENERAL TERMS

All of the terms, covenants, conditions, provisions and agreements of the Lease, except as amended herein, shall continue in full force and effect. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease. Each Party herein shall be deemed to have been the draftsman of this Amendment and the language of this Amendment shall be construed according to its fair meaning and not strictly for or against any of the Parties hereto. Signatures obtained by facsimile or pdf shall be deemed original signatures and shall carry the same full force and effect of original signatures to bind the Parties to the terms and conditions of this Amendment.

IN WITNESS WHEREOF, the Parties acknowledge that each has carefully read each and every provision of this Amendment and has entered into this Amendment of its own free will and volition.

“LESSOR”			“LESSEE”

Continental 830 Nash LLC a Delaware limited liability company			FISKER GROUP INC. a Delaware corporation

			By:	/s/ Henrik Fisker
By:	Continental 830 Corporation a Delaware corporation its Managing Member			Henrik Fisker CEO

	By:	/s/ Michael Simon
Michael Simon
Treasurer

Continental Rosecrans Aviation L.P. a California limited partnership

By:	Continental Terrace Corporation a Texas corporation

	By:	/s/ Gian-Carlo M. Yanke
Gian-Carlo M. Yanke
Assistant Secretary